Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
July 30, 2020

DIEBOLD NIXDORF REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS
Company delivers strong year-over-year improvements to profitability -- driven by continued execution of DN Now transformation initiatives and resiliency of the company’s business model

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its second quarter 2020 financial results.

Key highlights
•Reported record levels for quarterly non-GAAP gross margin, non-GAAP operating profit margin & adjusted EBITDA margin
•Maintaining 2020 outlook for revenue and adjusted EBITDA, with improved outlook for free cash flow
•Successful $1.1 billion debt refinancing in July materially extends maturities

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: "Our second quarter financial results demonstrate the resiliency of our business during the COVID-19 pandemic as well as solid execution of our DN Now transformation initiatives. As the second quarter progressed, business activity picked up and the conversion rate to profitability was strong. For the quarter, GAAP operating margin expanded 170 basis points to 2.3% while non-GAAP operating margin increased 460 basis points to 11.0%. We are also pleased with the strong level of investor support for our recent refinancing, which further strengthened our balance sheet.

"While overall macroeconomic conditions remain uncertain, our execution and improving visibility enables the company to reiterate its 2020 outlook for revenue and adjusted EBITDA. Additionally, our outlook for net cash provided by operating activities and free cash flow has improved. Looking forward, we remain focused on operating margin expansion through our DN Now work streams, further optimizing our capital structure and continuing to differentiate our solutions to pursue growth opportunities."

Financial results compared with Q2 2019
•Revenue of $890.5M decreased 22.6%, or $260M YoY, reflecting approximately $108M of net unplanned reductions primarily related to COVID-19 pandemic delays, net planned reductions of approximately $113M including previously concluded divestitures and deliberate reductions in low-margin business, and foreign currency headwinds of approximately $39M
•GAAP operating profit increased 181% to $20.5M; non-GAAP operating profit improved 32.7% to $98.2M
•Net loss of $23.1M improved by 58.2% YoY
•Adjusted EBITDA of $122.4M improved 14.6%; adjusted EBITDA margin improved 440 basis points to 13.7% on a non-GAAP basis
•Net cash used by operating activities increased $80M YoY to $90.8M; free cash use increased $57M to $73.3M primarily due to the effects of the COVID-19 pandemic
•GAAP loss per share of $0.31 during the quarter improved versus the $0.66 loss per share in the prior year; on a non-GAAP basis, earnings of $0.38 per share improved versus $0.06 per share in the prior year

Other business updates
•Made significant progress with next-generation DN Series ATMs including new orders with a top 10 and a top 25 financial institution in the United States. Also secured a new contract in Egypt for 350 DN Series ATMs plus remote monitoring and cash deposit software. Globally, DN Series certification projects nearly doubled since the beginning of the year to 475.
•Continued to lead the Americas region in deposit automation technology with a $13 million contract for cash recycling ATMs and related services at one of the largest financial institutions in Latin America.
•Signed a three-year product and managed services contract with A.S. Watson, the world’s largest international health and beauty retailer with over 15,700 stores across 25 markets, to support its digital transformation strategy.
•Secured a new $17 million contract to deliver managed services, new point-of-sale and self-checkout solutions across several European countries with one of the world’s largest home furnishing retailers.
•Extended a strategic relationship with Accenture to accelerate digital transformation and cloud migration activities.

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited
Three months ended June 30, 2020 compared to June 30, 2019

(Dollars in millions)	Three Months Ended
	June 30, 2020
	2020	2019	% Change	% Change in CC1
Segments
Eurasia Banking
Services	$163.8	$217.3	(24.6)	(22.2)
Products	136.9	170.2	(19.6)	(17.4)
Software	37.0	42.7	(13.3)	(10.8)
Total Eurasia Banking	337.7	430.2	(21.5)	(19.2)

Americas Banking
Services	210.1	233.1	(9.9)	(7.5)
Products	88.4	157.6	(43.9)	(40.0)
Software	32.9	29.2	12.7	18.3
Total Americas Banking	331.4	419.9	(21.1)	(17.6)

Retail
Services	94.6	115.6	(18.2)	(15.6)
Products	86.1	142.4	(39.5)	(37.9)
Software	40.7	42.1	(3.3)	(0.2)
Total Retail	221.4	300.1	(26.2)	(24.1)

Total net sales	$890.5	$1,150.2	(22.6)	(19.9)

Six months ended June 30, 2020 compared to June 30, 2019

(Dollars in millions)	Six Months Ended
	June 30, 2020
	2020	2019	% Change	% Change in CC1
Segments
Eurasia Banking
Services	343.0	429.6	(20.2)	(17.9)
Products	235.2	298.0	(21.1)	(18.9)
Software	70.0	85.2	(17.8)	(15.6)
Total Eurasia Banking	648.2	812.8	(20.3)	(18.0)

Americas Banking
Services	427.1	455.2	(6.2)	(4.3)
Products	181.6	266.1	(31.8)	(28.6)
Software	67.4	61.3	10.0	15.8
Total Americas Banking	676.1	782.6	(13.6)	(10.9)

Retail
Services	202.2	225.4	(10.3)	(7.6)
Products	195.1	281.8	(30.8)	(29.0)
Software	79.6	75.7	5.2	8.4
Total Retail	476.9	582.9	(18.2)	(15.9)

Total net sales	$1,801.2	$2,178.3	(17.3)	(14.9)

[1] - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.
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GAAP and Non-GAAP Profit/Loss Summary
Three months ended June 30, 2020 compared to June 30, 2019

(Dollars in millions)	Three Months Ended
	June 30, 2020		June 30, 2019		Change
	GAAP	Non-GAAP[2]	GAAP	Non-GAAP[2]	GAAP		Non-GAAP
Services	$468.5	$468.5	$566.0	$566.0	$(97.5)		$(97.5)
Products	311.4	311.4	470.2	470.2	(158.8)		(158.8)
Software	110.6	110.6	114.0	114.0	(3.4)		(3.4)
Total Net Sales	$890.5	$890.5	$1,150.2	$1,150.2	$(259.7)		$(259.7)

Services	$131.1	$143.7	$144.2	$147.2	$(13.1)		$(3.5)
Products	70.4	71.6	99.3	96.3	(28.9)		(24.7)
Software	46.1	48.7	35.7	39.4	10.4		9.3
Total gross profit	$247.6	$264.0	$279.2	$282.9	$(31.6)		$(18.9)

Services	28.0%	30.7%	25.5%	26.0%	250	bps	470	bps
Products	22.6%	23.0%	21.1%	20.5%	150	bps	250	bps
Software	41.7%	44.0%	31.3%	34.6%	1,040	bps	940	bps
Total gross margin	27.8%	29.6%	24.3%	24.6%	350	bps	500	bps

Total operating expenses	$227.1	$165.8	$271.9	$208.9	$(44.8)		$(43.1)

Operating profit	$20.5	$98.2	$7.3	$74.0	$13.2		$24.2
Operating margin	2.3%	11.0%	0.6%	6.4%	170	bps	460	bps

Adjusted EBITDA	$65.2	$122.4	$54.0	$106.8	$11.2		$15.6
Adjusted EBITDA margin	7.3%	13.7%	4.7%	9.3%	260	bps	440	bps

Six months ended June 30, 2020 compared to June 30, 2019

(Dollars in millions)	Six Months Ended
	June 30, 2020		June 30, 2019		Change
	GAAP	Non-GAAP[2]	GAAP	Non-GAAP[2]	GAAP		Non-GAAP
Services	$972.3	$972.3	$1,110.2	$1,110.2	$(137.9)		$(137.9)
Products	611.9	611.9	845.9	845.9	(234.0)		(234.0)
Software	217.0	217.0	222.2	222.2	(5.2)		(5.2)
Total Net Sales	$1,801.2	$1,801.2	$2,178.3	$2,178.3	$(377.1)		$(377.1)

Services	$249.0	$279.9	$277.6	$281.8	$(28.6)		$(1.9)
Products	137.2	145.5	183.0	178.2	(45.8)		(32.7)
Software	88.2	92.8	64.7	70.4	23.5		22.4
Total gross profit	$474.4	$518.2	$525.3	$530.4	$(50.9)		$(12.2)

Services	25.6%	28.8%	25.0%	25.4%	60	bps	340	bps
Products	22.4%	23.8%	21.6%	21.1%	80	bps	270	bps
Software	40.6%	42.8%	29.1%	31.7%	1,150	bps	1,110	bps
Total gross margin	26.3%	28.8%	24.1%	24.3%	220	bps	450	bps

Total operating expenses	$479.9	$357.0	$542.5	$429.3	$(62.6)		$(72.3)

Operating profit	$(5.5)	$161.2	$(17.2)	$101.1	$11.7		$60.1
Operating margin	(0.3)%	8.9%	(0.8)%	4.6%	50	bps	430	bps

Adjusted EBITDA	$88.0	$211.9	$83.8	$171.9	$4.2		$40.0
Adjusted EBITDA margin	4.9%	11.8%	3.8%	7.9%	110	bps	390	bps

2 - See footnote 1 for GAAP to Non-GAAP adjustments for gross profit/gross margin; selling and administrative expense; research, development and engineering expense; and other operating income/expense and footnote 2 for Adjusted EBITDA.

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Full-year 2020 Outlook3

2020 Outlook
Total Revenue	$3.7B - $3.9B
Adjusted EBITDA[4]	$400M - $440M
Net cash provided by operating activities	$45M - $55M
Capital expenditures	$25M
Free cash flow	$20M - $30M

3 - The company's 2020 outlook includes the impact of deconsolidating our joint venture in China, which was finalized in the second quarter 2020, and the divestiture of Diebold Nixdorf Portavis GmbH, which was finalized in the first quarter 2020.

4 - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2020, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."
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Forward-Looking Statements
This press release contains statements that are not historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position. Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the ongoing COVID-19 pandemic on the company’s business, results of operations, financial condition and liquidity; the ultimate impact of the appraisal proceedings initiated in connection with the implementation of the domination and profit and loss transfer agreement with Diebold Nixdorf AG and the merger squeeze-out; the company's ability to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, and its incremental cost savings actions, as well as its business process outsourcing initiative; the success of the company's new products, including its DN Series line; the company's ability to comply with the covenants contained in the agreements governing its debt;  the ultimate outcome of the company's pricing, operating and tax strategies applied to former Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; the company's reliance on suppliers and any potential disruption to the company's global supply chain; the impact of market and economic conditions, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; interest rate and foreign currency exchange rate fluctuations, including the impact of possible currency devaluations in countries experiencing high inflation rates; the acceptance of the company's product and technology introductions in the marketplace; competitive pressures, including pricing pressures and technological developments; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the effect of legislative and regulatory actions in the United States and internationally and the company's ability to comply with government regulations;  the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate other acquisitions into its operations;  the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; the company's ability to maintain effective internal controls; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q2 2020	Q2 2019	YTD 6/30/2020	YTD 6/30/2019
Net sales
Services	$559.7	$659.3	$1,147.5	$1,288.0
Products	330.8	490.9	653.7	890.3
Total	890.5	1,150.2	1,801.2	2,178.3
Cost of sales
Services	389.8	489.4	827.3	960.9
Products	253.1	381.6	499.5	692.1
Total	642.9	871.0	1,326.8	1,653.0
Gross profit	247.6	279.2	474.4	525.3
Gross margin	27.8%	24.3%	26.3%	24.1%
Operating expenses
Selling and administrative expense	181.6	224.1	403.7	454.4
Research, development and engineering expense	30.7	36.1	63.2	73.0
(Gain) loss on sale of assets, net	14.8	11.7	13.0	15.1
Total	227.1	271.9	479.9	542.5
Percent of net sales	25.5%	23.6%	26.6%	24.9%
Operating profit (loss)	20.5	7.3	(5.5)	(17.2)
Operating margin	2.3%	0.6%	(0.3)%	(0.8)%
Other income (expense)
Interest income	2.4	2.2	3.5	5.1
Interest expense	(48.3)	(49.9)	(96.3)	(100.8)
Foreign exchange gain, net	(7.6)	(5.1)	(7.2)	(2.3)
Miscellaneous, net	6.5	(0.4)	5.6	(1.8)
Total other income (expense)	(47.0)	(53.2)	(94.4)	(99.8)
Loss before taxes	(26.5)	(45.9)	(99.9)	(117.0)
Income tax (benefit) expense	(3.4)	9.2	16.6	69.6
Equity in earnings of unconsolidated subsidiaries	—	(0.2)	—	(0.6)
Net loss	(23.1)	(55.3)	(116.5)	(187.2)
Net (loss) income attributable to noncontrolling interests	0.6	(5.0)	—	(4.2)
Net loss attributable to Diebold Nixdorf, Incorporated	$(23.7)	$(50.3)	$(116.5)	$(183.0)

Basic and diluted weighted-average shares outstanding	77.6	76.7	77.4	76.5

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.31)	$(0.66)	$(1.51)	$(2.39)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	6/30/2020	12/31/2019

ASSETS
Current assets
Cash, cash equivalents and restricted cash	$446.4	$280.9
Short-term investments	9.0	10.0
Trade receivables, less allowances for doubtful accounts	588.8	619.3
Inventories	513.4	466.5
Other current assets	337.8	515.3
Total current assets	1,895.4	1,892.0
Securities and other investments	17.4	21.4
Property, plant and equipment, net	205.5	231.5
Goodwill	775.1	764.0
Customer relationships, net	409.2	447.7
Other assets	418.5	434.0
Total assets	$3,721.1	$3,790.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$102.1	$32.5
Accounts payable	479.6	471.5
Deferred revenue	300.6	320.5
Other current liabilities	645.6	775.1
Total current liabilities	1,527.9	1,599.6

Long-term debt	2,362.4	2,108.7
Long-term liabilities	519.2	567.7

Redeemable noncontrolling interests	20.1	20.9

Total Diebold Nixdorf, Incorporated shareholders' equity	(703.0)	(530.3)
Noncontrolling interests	(5.5)	24.0
Total equity	(708.5)	(506.3)
Total liabilities, redeemable noncontrolling interests and equity	$3,721.1	$3,790.6

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2020	YTD 6/30/2019
Cash flow from operating activities
Net loss	$(116.5)	$(187.2)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	106.5	115.8
Deferred income taxes	(55.8)	(13.4)
Other	13.4	29.8
Changes in certain assets and liabilities
Trade receivables	7.4	23.1
Inventories	(65.0)	(1.2)
Accounts payable	21.5	1.4
Income taxes	51.6	62.4
Deferred revenue	(9.7)	(10.8)
Warranty liability	(5.4)	(2.0)
Certain other assets and liabilities	(118.6)	(85.5)
Net cash used by operating activities	(170.6)	(67.6)
Cash flow from investing activities
Capital expenditures	(8.8)	(20.3)
Proceeds from divestitures, net of cash divested	(47.9)	8.2
Net short-term investment activity	1.1	22.4
Increase in certain other assets	1.2	(11.8)
Net cash used by investing activities	(54.4)	(1.5)
Cash flow from financing activities
Net debt borrowings (repayments)	311.6	(33.3)
Distributions to noncontrolling interest holders	—	(98.0)
Other	(5.5)	(1.6)
Net cash provided (used) by financing activities	306.1	(132.9)
Effect of exchange rate changes on cash and cash equivalents	(10.8)	0.2
Change in cash, cash equivalents and restricted cash	70.3	(201.8)
Add: Cash included in assets held for sale at beginning of period	97.2	7.3
Less: Cash included in assets held for sale at end of period	2.0	4.1
Cash, cash equivalents and restricted cash at the beginning of the period	280.9	458.4
Cash, cash equivalents and restricted cash at the end of the period	$446.4	$259.8

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

	Q2 2020						Q2 2019
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$890.5	$247.6	27.8%	$227.1	$20.5	2.3%	$1,150.2	$279.2	24.3%	$271.9	$7.3	0.6%
Restructuring and DN Now transformation expenses	—	1.6		(25.2)	26.8		—	2.6		(25.8)	28.4
Non-routine income/expense:
Legal/deal expense	—	(0.3)		(3.2)	2.9		—	—		(3.7)	3.7
Acquisition integration	—	—		—	—		—	—		(1.4)	1.4
Wincor Nixdorf purchase accounting adjustments	—	3.2		(18.2)	21.4		—	3.4		(21.0)	24.4
Divestitures and fixed asset sales	—	—		(14.5)	14.5		—	—		(11.0)	11.0
Loss making contract related to discontinued offering	—	13.5		—	13.5		—	—		—	—
Inventory charge/gain	—	(1.4)		—	(1.4)		—	(4.8)		—	(4.8)
Other	—	(0.2)		(0.2)	—		—	2.5		(0.1)	2.6
Non-routine expenses, net	—	14.8		(36.1)	50.9		—	1.1		(37.2)	38.3
Non-GAAP Results	$890.5	$264.0	29.6%	$165.8	$98.2	11.0%	$1,150.2	$282.9	24.6%	$208.9	$74.0	6.4%

	Q2 2020				Q2 2019
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$131.1	$70.4	$46.1	$247.6	$144.2	$99.3	$35.7	$279.2
Restructuring and DN Now transformation expenses	0.7	—	0.9	1.6	0.7	—	1.9	2.6
Non-routine income/expense:
Legal/deal expense	—	(0.3)	—	(0.3)	—	—	—	—
Wincor Nixdorf purchase accounting adjustments	—	1.5	1.7	3.2	—	1.6	1.8	3.4
Loss making contract related to discontinued offering	13.5	—	—	13.5	—	—	—	—
Inventory charge/gain	(1.3)	(0.1)	—	(1.4)	(0.2)	(4.6)	—	(4.8)
Other	(0.3)	0.1	—	(0.2)	2.5	—	—	2.5
Non-routine expenses, net	11.9	1.2	1.7	14.8	2.3	(3.0)	1.8	1.1
Non-GAAP Results	$143.7	$71.6	$48.7	$264.0	$147.2	$96.3	$39.4	$282.9

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	YTD 6/30/2020							YTD 6/30/2019
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales		Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,801.2	$474.4	26.3%	$479.9	$(5.5)	(0.3)%	-2.71	$2,178.3	$525.3	24.1%	$542.5	$(17.2)	(0.8)%
Restructuring and DN Now transformation expenses	—	2.5		(65.9)	68.4			—	4.1		(39.5)	43.6
Non-routine income/expense:
Legal/deal expense	—	(0.3)		(5.6)	5.3			—	—		(13.1)	13.1
Acquisition integration	—	—		—	—			—	—		(1.4)	1.4
Wincor Nixdorf purchase accounting adjustments	—	6.4		(36.4)	42.8			—	6.8		(42.2)	49.0
Costs related to previously divested business in Germany	—	4.8		—	4.8			—	—		—	—
Divestitures and fixed asset sales	—	—		(12.8)	12.8			—	—		(14.4)	14.4
Loss making contracts related to discontinued offering	—	25.5		—	25.5			—	—		—	—
Inventory charge/gain	—	2.3		—	2.3			—	(8.4)		—	(8.4)
Other	—	2.6		(2.2)	4.8			—	2.6		(2.6)	5.2
Non-routine expenses, net	—	41.3		(57.0)	98.3			—	1.0		(73.7)	74.7
Non-GAAP Results	$1,801.2	$518.2	28.8%	$357.0	$161.2	8.9%		$2,178.3	$530.4	24.3%	$429.3	$101.1	4.6%

	YTD 6/30/2020				YTD 6/30/2019
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$249.0	$137.2	$88.2	$474.4	$277.6	$183.0	$64.7	$525.3
Restructuring and DN Now transformation expenses	1.3	—	1.2	2.5	1.9	0.1	2.1	4.1
Non-routine income/expense:
Legal/deal expense	—	(0.3)	—	(0.3)	—	—	—	—
Wincor Nixdorf purchase accounting adjustments	—	3.0	3.4	6.4	—	3.2	3.6	6.8
Costs related to previously divested business in Germany	—	4.8	—	4.8	—	—	—	—
Loss making contracts related to discontinued offering	25.5	—	—	25.5	—	—	—	—
Inventory charge/gain	2.5	(0.2)	—	2.3	(0.3)	(8.1)	—	(8.4)
Other	1.6	1.0	—	2.6	2.6	—	—	2.6
Non-routine expenses, net	29.6	8.3	3.4	41.3	2.3	(4.9)	3.6	1.0
Non-GAAP Results	$279.9	$145.5	$92.8	$518.2	$281.8	$178.2	$70.4	$530.4

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses during 2019. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The Germany costs relate to a previously divested business. The divestitures and fixed asset sales relates to the divestitures and liquidation of Eurasia non-core businesses in both 2020 and 2019 as well as the Venezuela business in 2019. The loss making contracts represent charges incurred for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes incremental payments to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects, as well as executive severance and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada in the prior year. This was partially offset by subsidies received for certain wages related to the COVID-19 pandemic.

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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q2 2020	Q2 2019	YTD 6/30/2020	YTD 6/30/2019	TTM 6/30/2020
Net loss	$(23.1)	$(55.3)	$(116.5)	$(187.2)	$(273.9)
Income tax expense (benefit)	(3.4)	9.2	16.6	69.6	63.7
Interest income	(2.4)	(2.2)	(3.5)	(5.1)	(7.7)
Interest expense	48.3	49.9	96.3	100.8	198.4
Depreciation and amortization	45.8	52.4	95.1	105.7	193.6
EBITDA	65.2	54.0	88.0	83.8	174.1
Share-based compensation	3.6	4.8	7.6	14.1	17.5
Foreign exchange (gain) loss, net	7.6	5.1	7.2	2.3	10.0
Miscellaneous, net	(6.5)	0.4	(5.6)	1.8	(3.8)
Equity in earnings of unconsolidated subsidiaries	—	0.2	—	0.6	(1.6)
Restructuring and DN Now transformation expenses	23.0	28.4	59.2	43.6	128.5
Non-routine expenses, net	29.5	13.9	55.5	25.7	116.3
Adjusted EBITDA	$122.4	$106.8	$211.9	$171.9	$441.0
Adjusted EBITDA % revenue	13.7%	9.3%	11.8%	7.9%	10.9%

We define EBITDA as net loss excluding income tax benefit, net interest, and depreciation and amortization expense. As defined in the company's credit agreement, Adjusted EBITDA is EBITDA before the effect of the following items: share-based compensation, foreign exchange loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures, the Company excluded the amortization of purchase accounting adjustments from non-routine expenses, net in the Adjusted EBITDA reconciliation of $21.4 and $24.4 for the three months ended June 30, 2020 and 2019, respectively, and $42.8 and $49.0 for the six months ended June 30, 2020 and 2019, respectively. Additionally, $3.8 and $9.2 of accelerated depreciation expense for the three and six months ended June 30, 2020 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the Company excluded from the depreciation and amortization caption $7.2 and $5.0 for the three months ended June 30, 2020 and 2019, respectively, and $11.4 and $10.1 for the six months ended June 30, 2020 and 2019. Miscellaneous, net primarily consists of gain recognized on the surrender of company-owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q2 2020	Q2 2019	YTD 6/30/2020	YTD 6/30/2019
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(0.31)	$(0.66)	$(1.51)	$(2.39)
Restructuring and DN Now transformation expenses	0.34	0.37	0.87	0.57
Non-routine income/expense:
Legal/deal expense	0.04	0.05	0.07	0.17
Acquisition integration	—	0.02	—	0.02
Wincor Nixdorf purchase accounting adjustments	0.27	0.32	0.55	0.64
Costs related to previously divested business in Germany	—	—	0.06	—
Divestitures and fixed asset sales	0.19	0.14	0.16	0.19
Loss making contract related to discontinued offering	0.17	—	0.33	—
Inventory charge/gain	(0.02)	(0.06)	0.03	(0.11)
Other	(0.10)	0.03	(0.01)	0.06
Total non-routine (income)/expense	0.55	0.50	1.19	0.97
Tax impact (inclusive of allocation of discrete tax items)	(0.20)	(0.15)	(0.49)	0.29
Total adjusted EPS (non-GAAP measure)	$0.38	$0.06	$0.06	$(0.56)

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses during 2019. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The Germany costs relate to a previously divested business. The divestitures and fixed asset sales relates to the divestitures and liquidation of Eurasia non-core businesses in both 2020 and 2019 as well as the Venezuela business in 2019. The loss making contracts represent charges incurred for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes incremental payments to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects, as well as executive severance, and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada. Additionally, Other includes gain on surrender of certain Company-owned life insurance policies.

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4.Free cash flow (use) is calculated as follows (Dollars in millions):

	Q2 2020	Q2 2019	YTD 6/30/2020	YTD 6/30/2019	TTM 6/30/2020
Net cash provided (used) by operating activities (GAAP measure)	$(90.8)	$(10.5)	$(170.6)	$(67.6)	$32.8
Excluding the impact of changes in cash of assets held for sale	2.1	—	22.3	—	22.3
Excluding the use of cash for the settlement of certain derivative instruments	18.8	—	18.8	—	18.8
Capital expenditures	(3.4)	(5.6)	(8.8)	(20.3)	(31.4)
Free cash flow/(use) (non-GAAP measure)	$(73.3)	$(16.1)	$(138.3)	$(87.9)	$42.5

We define free cash flow (use) as net cash provided (used) by operating activities (excluding assets held for sale) less cash used for the settlement of certain derivative instruments and capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.Net debt is calculated as follows (Dollars in millions):

	June 30, 2020	December 31, 2019	June 30, 2019
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$455.4	$290.9	$272.9
Cash included in assets held for sale	2.0	97.2	4.1
Debt instruments	(2,464.5)	(2,141.2)	(2,216.3)
Net debt (non-GAAP measure)	$(2,007.1)	$(1,753.1)	$(1,939.3)

The company's management believes that given the significant cash, cash equivalents, restricted cash and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. As of June 30, 2020, approximately 58% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international jurisdictions. For all other periods presented, more than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international jurisdictions.

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PR_20-3989
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